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                                                                     EXHIBIT 2.5

                              AFFILIATES AGREEMENT

          THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of August 22, 1996 between Avant! Corporation, a Delaware corporation ("Avant!"), and the undersigned shareholder (the "Shareholder") of Meta-Software, Inc., a California corporation ("Meta").

                                    RECITALS

     A. Meta, Avant! and Natasha Merger Corporation, a California corporation and a wholly owned subsidiary of Avant! ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated August 22, 1996 (the "Reorganization Agreement"), pursuant to which Merger Sub will be merged into Meta (the "Merger"), and Meta will become a wholly owned subsidiary of Avant!.

     B. Upon the consummation of the Merger and in connection therewith, the undersigned Shareholder will become the owner of shares of Common Stock of Avant! (the "Avant! Shares").

     C. The parties to the Reorganization Agreement intended to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code.

     D. The parties to the Reorganization Agreement intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Releases No. 130, 135 and 146 and Staff Accounting Bulletins Topic Two.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

     1.   The undersigned Shareholder hereby agrees that:

          (a) The undersigned Shareholder may be deemed to be (but does not hereby admit to be) an "affiliate" of Meta within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC") ("Release No. 130").

          (b) The undersigned Shareholder will not sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Avant! Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Avant! and Meta after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Avant! with the SEC or published by Avant! in an Annual Report on Form 10K, a Quarterly

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Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of Meta and Avant!. Avant! shall use all reasonable efforts to publish no later than 90 days after the end of the first month following the Effective Date in which there are at least 30 days of post-Merger combined operations (other than the month in which the Effective Date occurs), combined sales and net income figures contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135. The undersigned will not, during the thirty (30) day period prior to the Effective Time of the Merger as determined in Avant!' reasonable discretion, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Avant! Shares or any part thereof (including any disposition, within such period, of Shareholder's shares of Meta Common Stock).

          (c) The undersigned Shareholder has, and as of the Effective Time of the Merger will have, no present plan or intent (a "Plan") to engage in a sale, exchange, transfer, pledge, disposition or any other transaction (including a distribution by a partnership to its partners or by a corporation to its shareholders) that results in a reduction in the risk of ownership (collectively, a "Sale") with respect to more than fifty percent (50%) of the shares of Avant! Common Stock to be acquired by the undersigned Shareholder upon consummation of the Merger. The undersigned Shareholder is not aware of, or participating in, any plan or intent on the part of Meta's shareholders (a "Plan") to engage in Sales of the shares of Avant! Common Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Meta Common Stock immediately prior to the Merger. A sale of Avant! Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Reorganization Agreement (a "Related Transaction"). In addition, shares of Meta Common Stock (i) exchanged for cash in lieu of fractional shares of Avant! Common Stock, (ii) with respect to which dissenters' rights are exercised and
(iii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been shares of outstanding Meta Common Stock that were exchanged for Avant! Common Stock in the Merger and then disposed of pursuant to a Plan. If any of the undersigned Shareholder's representations in this subsection (c) ceases to be true at any time prior to the Effective Time of the Merger, the undersigned Shareholder shall deliver to each of Meta and Avant!, prior to the Effective Time of the Merger, a written statement to that effect. Except as otherwise set forth in Appendix A, the
                                                           ----------
undersigned Shareholder has not engaged in a sale of any shares of Meta Common Stock since July 1, 1996. The undersigned Shareholder understands and acknowledges that Meta, Avant! and their respective shareholders, as well as legal counsel to Meta and Avant!, are entitled to rely on (i) the truth and accuracy of the undersigned Shareholder's representations contained herein and
(ii) the undersigned Shareholder's performance of the obligations set forth herein.

          (d) Subject to paragraphs (b) and (c) of this Section 1, the undersigned Shareholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Avant! Shares unless at that time either:

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               (i)   such transaction is permitted pursuant to the provisions of
Rule 145(d) under the Securities Act;

               (ii) counsel representing the undersigned Shareholder, satisfactory to Avant!, shall have advised Avant! in a written opinion letter satisfactory to Avant! and Avant!' counsel and upon which Avant! and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

               (iii) a registration statement under the Securities Act covering the Avant! Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

               (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Shareholder (sought by the undersigned Shareholder or counsel to the undersigned Shareholder, with a copy thereof and of all other related communications delivered to Avant!) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

          (e) All certificates representing the Avant! Shares deliverable to the undersigned Shareholder pursuant to the Reorganization Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall, unless one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred, bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Affiliates Agreement dated as of August 22, 1996 between Avant! and [name of shareholder], a copy of which Affiliates Agreement may be inspected by the holder of this certificate at the offices of Avant!, or Avant! will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

Avant!, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Avant! Shares but not as to the certificates for any part of the Avant! Shares as to which said legend is no longer appropriate when one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred.

          (f) The undersigned Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with

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any offer, sale, exchange, transfer, pledge or other disposition of the Avant!
Shares or any part thereof.

          2. Reports.  From and after the Effective Time of the Merger and for
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so long as necessary in order to permit the undersigned Shareholder to sell the
Avant! Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Avant! will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Avant! will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the undersigned Shareholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Avant! Shares.

          3. Waiver.  No waiver by any party hereto of any condition or of any
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breach of any provision of this Affiliates Agreement shall be effective unless in writing.

          4. Notices.  All notices, requests, demands or other communications
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that are required or may be given pursuant to the terms of this Affiliates
Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

          (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

          (b)       If to Avant! or Meta:

                    Avant! Corporation
                    1208 East Arques Avenue
                    Sunnyvale, California 94086
                    Attention: President
                    Facsimile: 408-738-8508
                    Telephone:  408-738-8881

                    with a copy to:

                    Gunderson Dettmer Stough
                    Villeneuve Franklin & Hachigian, LLP
                    600 Hansen Way
                    Palo Alto, California 94304
                    Attention: Steven M. Spurlock, Esq.
                    Facsimile: (415) 843-0314
                    Telephone: (415) 843-0500

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                    and with a copy to:

                    Venture Law Group
                    2800 Sand Hill Road
                    Menlo Park, CA 94025
                    Attention:  Joshua Pickus, Esq.
                    Facsimile No.: 415-233-8386
                    Telephone No.: 415-854-4488

or to such other address as any party hereto may designate for itself by notice given as herein provided.

          5.  Counterparts.  For the convenience of the parties hereto, this
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Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          6.  Successors and Assigns.  This Affiliates Agreement shall be
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enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          7.  Governing Law.  This Affiliates Agreement shall be governed by and
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construed, interpreted and enforced in accordance with the laws of the State of
Delaware, without regard to the conflicts of law provisions thereof.

          8.  Effectiveness; Severability.  This Affiliates Agreement shall
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become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

          9.  Effect of Headings.  The section headings herein are for
              ------------------
convenience only and shall not effect the construction or interpretation of this Affiliates Agreement.

          10. Definitions.  All capitalized terms used herein shall have the
              -----------
meaning defined in the Reorganization Agreement, unless otherwise defined herein.

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     IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.

AVANT! CORPORATION                  SHAREHOLDER

By:
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                                    (Signature)

Name:
     ---------------------          --------------------------
                                    (Name)

Title:
      --------------------          --------------------------
                                    (Address)

                                     --------------------------
                                    (Address)